Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, in their capacities as directors and/or executive officers of Telos Corporation, a Maryland corporation (the “Registrant”), hereby constitute and appoint each of John B. Wood and Jefferson V. Wright as his/her true and lawful attorney-in-fact and agent with full power of substitution, for him/her and in his/her name, place and stead, in any and all capacities, to take all actions and execute for or on his/her behalf all documents necessary in connection with, and including, this Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the “1933 Act”), and any and all amendments (including post-effective amendments) to the Registration Statement, and any and all additional registration statements pursuant to Rule 462(b) of the 1933 Act, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission to comply with the 1933 Act and other applicable federal laws, and hereby grant unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John B. Wood	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 16, 2020
John B. Wood

/s/ Michele Nakazawa	Chief Financial Officer (Principal Financial and Accounting Officer)	November 16, 2020
Michele Nakazawa

/s/ Bernard C. Bailey	Director	November 16, 2020
Bernard C. Bailey

/s/ David Borland	Director	November 16, 2020
David Borland

/s/ John W. Maluda	Director	November 16, 2020
Major General John W. Maluda (USAF, Ret.)

/s/ Robert J. Marino	Director	November 16, 2020
Robert J. Marino

/s/ Bonnie Carroll	Director	November 16, 2020
Bonnie Carroll

/s/ Fredrick D. Schaufeld	Director	November 16, 2020
Fredrick D. Schaufeld

	Director	November 16, 2020
Andrew R. Siegel

/s/ William H. Alderman	Director	November 16, 2020
William H. Alderman